SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549



                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                         INDIVIDUAL INVESTOR GROUP, INC.
             (Exact name of registrant as specified in its charter)




                     Delaware                                 13-3487784
             (State of Incorporation)                       (IRS Employer
                                                          Identification No.)

            1633 Broadway, 38th Floor
                New York, New York                                   10019
     (Address of principal executive offices)                      (Zip Code)



If this Form relates to the registration  If this Form relates to the
of a class of debt securities and is      registration of a class of debt
effective upon filing pursuant to         securities and is to become effective
General Instruction A(c)(1), please       simultaneously with the effectiveness
check the following box        |_|        of a concurrent registration statement
                                          under the Securities Act of 1933
                                          pursuant to General Instruction
                                          A(c)(2), please check the following
                                          box                            |_|

Securities to be registered pursuant to Section 12(b) of the Securities Act of 1934:
         None

Securities to be registered pursuant to Section 12(g) of the Securities Exchange
Act:

         Common Stock



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        Item 1. Description of Registrant's Securities to be Registered.

                  The information called for by this Item 1 is hereby incorporated by reference from page 35 of Registrant's Registration Statement on Form S-18 (No.33-43551-NY), which was declared effective by the Securities and Exchange Commission on December 4, 1991.

                  The Registrant's securities were registered under the Exchange Act of 1934 ("Exchange Act") pursuant to Section 12(b) as such securities were listed on the Boston Stock Exchange. The Registrant has subsequently withdrawn its securities from listing on the Boston Stock Exchange and herewith files this Form 8-A to register such securities under the Exchange Act pursuant to Section 12(g).

Item 2.           Exhibits.


  Exhibit No.          Description

       1 Specimen Common Stock Certificate, filed as Exhibit 4.1 to the Registrant's Registration Statement on Form S-18 (No. 33-43551-NY) is hereby incorporated by reference.

                                    SIGNATURE


                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                                INDIVIDUAL INVESTOR GROUP, INC.



Date:    December 10, 1996                 By:      /s/ Scot A. Rosenblum
                                                   ---------------------------
                                                  Scot A. Rosenblum, Secretary


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